Exhibit 2.1



                            STOCK PURCHASE AGREEMENT
                             Regarding the Stock of
                                  RHODES, INC.

                                  By and Among

                             HEILIG-MEYERS COMPANY,
                                 as the Seller,

                              RHODES HOLDINGS, INC.

                                       and

                            RHODES HOLDINGS II, INC.,
                                  as the Buyer



                  Dated as of June 15, 1999, as amended by the
                First Amendment hereto dated as of July 13, 1999

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
ARTICLE I PURCHASE AND SALE OF THE COMPANY SHARES                                                        1
      Section 1.01   Basic Transaction                                                                   1
      Section 1.02   Purchase Consideration                                                              1
      Section 1.03   The Closing                                                                         1
      Section 1.04   Deliveries at the Closing.                                                          2
      Section 1.05   Treatment of Certain Transition Items; Intercompany Items;
                and Payments and Distributions                                                           2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER CONCERNING THE TRANSACTION                       3
      Section 2.01   Organization of the Seller                                                          3
      Section 2.02   Authorization of Transaction                                                        3
      Section 2.03   Noncontravention                                                                    3
      Section 2.04   Brokers'Fees                                                                        4
      Section 2.05   Investment                                                                          4
      Section 2.06   Company Shares                                                                      4

ARTICLE III
      REPRESENTATIONS AND WARRANTIES OF THE BUYER CONCERNING THE TRANSACTION                             4
      Section 3.01   Organization of the Buyer                                                           5
      Section 3.02   Authorization of Transaction                                                        5
      Section 3.03   Noncontravention                                                                    5
      Section 3.04   Brokers'Fees                                                                        5
      Section 3.05   Investment                                                                          5
      Section 3.06   Financing                                                                           6

ARTICLE IV
      REPRESENTATIONS AND WARRANTIES OF THE SELLER CONCERNING THE COMPANY AND ITS SUBSIDIARIES           6
      Section 4.01   Organization, Qualification, and Corporate Power.                                   6
      Section 4.02   Capitalization                                                                      7
      Section 4.03   Noncontravention                                                                    7
      Section 4.04   Brokers'Fees                                                                        8
      Section 4.05   Title to Assets                                                                     8
      Section 4.06   Subsidiaries                                                                        8
      Section 4.07   Financial Statements                                                                8
      Section 4.08   Events Subsequent to Most Recent Fiscal Year End                                    9
      Section 4.09   Undisclosed Liabilities                                                             11
      Section 4.10   Legal Compliance                                                                    11
      Section 4.11   Tax Matters                                                                         11
      Section 4.12   Real Property                                                                       13
      Section 4.13   Intellectual Property                                                               15
      Section 4.14   Tangible Assets                                                                     16
      Section 4.15   Inventory                                                                           17
      Section 4.16   Contracts                                                                           17


      Section 4.17   Notes and Accounts Receivable                                                       18
      Section 4.18   Powers of Attorney                                                                  18
      Section 4.19   Insurance                                                                           18
      Section 4.20   Litigation                                                                          19
      Section 4.21   Product Warranty                                                                    19
      Section 4.22   Product Liability                                                                   19
      Section 4.23   Employees                                                                           20
      Section 4.24   Employee Benefits                                                                   20
      Section 4.25   Guaranties                                                                          22
      Section 4.26   Environmental, Health, and Safety Matters                                           22
      Section 4.27   Certain Business Relationships                                                      23
      Section 4.28   Disclosure                                                                          23

ARTICLE V
      PRE-CLOSING COVENANTS                                                                              24
      Section 5.01   General                                                                             24
      Section 5.02   Notices and Consents                                                                24
      Section 5.03   Operation and Preservation of Business                                              24
      Section 5.04   Full Access                                                                         25
      Section 5.05   Notice of Developments                                                              25
      Section 5.06   Exclusivity                                                                         25
      Section 5.07   Title Insurance                                                                     25
      Section 5.08   Surveys                                                                             26
      Section 5.09   Deloitte & Touche LLP                                                               26
      Section 5.10   Confidentiality.                                                                    27

ARTICLE VI
      POST-CLOSING COVENANTS                                                                             27
      Section 6.01   General                                                                             27
      Section 6.02   Litigation Support                                                                  27
      Section 6.03   Noninterference                                                                     27
      Section 6.04   Confidentiality                                                                     28
      Section 6.05   Covenant Not to Compete                                                             28
      Section 6.06   Additional Seller Financing                                                         29
      Section 6.07   Legends                                                                             30
      Section 6.08   Leases.                                                                             31
      Section 6.09   Employee Benefit Plan Matters                                                       32

ARTICLE VII
      CONDITIONS TO OBLIGATION TO CLOSE                                                                  34
      Section 7.01   Conditions to Obligation of the Buyer                                               34
      Section 7.02   Conditions to Obligation of the Seller                                              36

ARTICLE VIII
      REMEDIES FOR BREACHES OF THIS AGREEMENT                                                            37
      Section 8.01   Survival of Representations and Warranties                                          37


      Section 8.02   Indemnification Provisions for Benefit of the Buyer                                 38
      Section 8.03   Indemnification Provisions for Benefit of the Seller                                39
      Section 8.04   Matters Involving Third Parties                                                     40
      Section 8.05   Determination of Adverse Consequences                                               41
      Section 8.06   Recoupment Under Seller Note                                                        41
      Section 8.07   Other Indemnification Provisions                                                    41

ARTICLE IX
      TAX MATTERS                                                                                        41
      Section 9.01   Tax Sharing Agreements                                                              41
      Section 9.02   Taxes of Other Persons                                                              42
      Section 9.03   Seller Group Tax Returns                                                            42
      Section 9.04   Tax Returns to be Filed by the Buyer                                                42
      Section 9.05   Cooperation on Tax Matters                                                          43
      Section 9.06   Audits                                                                              44
      Section 9.07   Carrybacks                                                                          44
      Section 9.08   Retention of Carryovers                                                             44
      Section 9.09   Certain Taxes on the Transaction                                                    44
      Section 9.10   Intended Treatment of the Transaction                                               44

ARTICLE X
      TERMINATION                                                                                        45

ARTICLE XI
      DEFINITIONS                                                                                        45

ARTICLE XII
      MISCELLANEOUS                                                                                      54
      Section 12.01  Press Releases and Public Announcements                                             54
      Section 12.02  No Third-Party Beneficiaries                                                        54
      Section 12.03  Entire Agreement                                                                    54
      Section 12.04  Succession and Assignment                                                           54
      Section 12.05  Counterparts                                                                        54
      Section 12.06  Headings                                                                            55
      Section 12.07  Notices                                                                             55
      Section 12.08  Governing Law                                                                       56
      Section 12.09  Amendments and Waivers                                                              57
      Section 12.10  Severability                                                                        57
      Section 12.11  Expenses                                                                            57
      Section 12.12  Construction                                                                        57
      Section 12.13  Incorporation by Reference                                                          57
      Section 12.14  Specific Performance                                                                58
      Section 12.15  Service of Process                                                                  58



                                    Exhibits



Exhibit A   - Seller Note
Exhibit B-1 - Draft Audited Financial Statements
Exhibit B-2 - Interim Financial Statements
Exhibit C   - Transition Services Agreement
Exhibit D   - Substance of Opinion Of McGuire Woods Battle & Boothe LLP
Exhibit E   - Substance of Opinion Of Kirkland & Ellis
Exhibit F   - Certain Fully Indemnified Matters
Exhibit G   - Structuring Term Sheet
Exhibit H   - Knowledge:  Officers of the Company and its Subsidiaries
Exhibit I   - Heller Financing Proposal
Exhibit J   - Collateral Assignment of Leases
Exhibit K   - Form of Guardian Letter Agreement


                               Disclosure Schedule

Section 4.01         -Directors and Officers
Section 4.03         -Noncontravention
Section 4.05         -Title to Assets: Security Interests
Section 4.06         -Subsidiaries
Section 4.08         -Events Subsequent to Most Recent Fiscal Year End
Section 4.09         -Undisclosed Liabilities
Section 4.11(a)      -Tax Return Filing Extensions
Section 4.11(c)      -Tax Liability Disputes or Claims; Tax Audits
Section 4.11(d)      -Taxes: Waiver of Statute of Limitations
Section 4.11(f)      -Tax Allocation or Sharing Agreements
Section 4.11(g)      -Tax Basis; Deferred Gain or Loss
Section 4.11(h)      -Taxable Income Adjustments
Section 4.12(a)      -Owned Real Property
Section 4.12(a)(iii) -Real Property: Approvals of Governmental Authorities
Section 4.12(a)(iv)  -Real Property: Third Party Rights
Section 4.12(a)(vi)  -Real Property: Possession
Section 4.12(b)      -Leased Real Property
Section 4.13(a)      -Intellectual Property: Use
Section 4.13(b)      -Intellectual Property: Infringement
Section 4.13(c)      -Intellectual Property: Patents, Trademarks and Tradenames
Section 4.13(d)      -Intellectual Property: Licenses and Sublicenses
Section 4.13(e)      -Intellectual Property: Year 2000 Compliance
Section 4.14         -Tangible Assets
Section 4.l6         -Contracts
Section 4.18         -Powers of Attorney
Section 4.19         -Insurance
Section 4.20         -Litigation

Section 4.21         -Product Warranty
Section 4.23(a)      -Employees: Collective Bargaining Agreements
Section 4.23(b)      -Employees: Unfair Labor Practices
Section 4.24(a)      -Employee Benefit Plans
Section 4.24(b)      -Employee Benefit Plans: Actions and Investigations
Section 4.25         -Guaranties
Section 4.26(a)      -Environmental: General Compliance
Section 4.26(b)      -Environmental: Permits, Licenses, and other Authorizations
Section 4.26(c)      -Environmental: Notices of Violation
Section 4.26(d)      -Environmental: USTs, Asbestos, PCBs and Landfills
Section 4.26(e)      -Environmental: Disposal
Section 4.26(f)      -Environmental: Site Investigation and Cleanup
Section 4.26(g)      -Environmental: Assumption of Liability
Section 4.27         -Certain Business Relationships
Section 6.03         -Noninterference
Section 6.09(a)      -New Company Plans
Section 7.01         -Closing: Required Landlord Consents

                            STOCK PURCHASE AGREEMENT

     Stock Purchase Agreement (this "Agreement") entered into as of June 15, 1999, as amended by the First Amendment thereto dated as of July 13, 1999, by and among Rhodes Holdings, Inc., a Delaware corporation ("Holdings"), Rhodes Holdings II, Inc., a Delaware corporation (the "Buyer"), and Heilig-Meyers Company, a Virginia corporation (the "Seller"). Holdings, the Buyer and the Seller are referred to collectively herein as the "Parties."

     The Seller owns all of the outstanding capital stock of Rhodes, Inc., a Georgia corporation (the "Company").

     This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Company in return for the Cash Consideration, the Seller Note, the Primary Seller Option, and the Contingent Seller Option (as such terms are defined in Article XI below).

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.



                                    Article I
                    Purchase and Sale of the Company Shares

     Section     1.01          Basic Transaction.

     On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Company Shares for the consideration specified below in this Article I.

     Section     1.02          Purchase Consideration.

     The Buyer shall deliver or cause to be delivered to the Seller at the Closing (a) cash in the amount of Sixty Million Dollars ($60,000,000.00), by wire transfer or other delivery of immediately available funds (the "Cash Consideration"), plus (b) the Seller Note, plus (c) the Primary Seller Option, plus (d) the Contingent Seller Option. The Cash Consideration, the Seller Note, the Primary Seller Option, and the Contingent Seller Option are referred to collectively herein as the "Purchase Consideration."


     Section     1.03          The Closing.

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis in New York, New York, commencing at 10:00 a.m. local time on June 30, 1999 or, if later, the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the "Closing Date").

      Section     1.04          Deliveries at the Closing.

     At the Closing, (a) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7.01 below, (b) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7.02 below, (c) the Seller will deliver to the Buyer stock certificates representing all of the Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (d) the Buyer will deliver to the Seller the consideration specified in Section 1.02 above.

      Section     1.05          Treatment of Certain  Transition Items;
                                Intercompany  Items; and Payments and
                                Distributions.

             (a)                Treatment of Certain Transition Items.
                                --------------------------------------

     Except as provided herein, the Seller will not cause or permit any of the Company and its Subsidiaries to accelerate collections, defer payments, or engage in any other practice outside the Ordinary Course of Business the primary purpose or effect of which will be to generate or preserve cash for the account of the Seller, including, the Company or any of its Subsidiaries not paying its payables in accordance with applicable industry standards. Without limiting the generality of the foregoing, the Seller will indemnify the Buyer to the extent that past due trade accounts payable as of the Closing Date exceed $800,000; provided, that there are no material changes to the payables practices of the Company made by the Company's employees in anticipation of the Closing. The Seller also agrees that any insurance receivable of the Company and its Subsidiaries (including any proceeds if the receivable is collected prior to the Closing) will be for the account of the Buyer; provided, that the Parties agree that (i) that certain insurance receivable of the Company and its Subsidiaries from Greensboro Insurance in respect of the Company Fire (the "Greensboro Receivable") will be for the account of the Seller, up to any amount of the Greensboro Receivable pre-funded by the Seller, as reflected on the books, records and financial statements of the Seller, and (ii) the Seller will reimburse the Buyer for any replacement inventory of the Company that is unpaid as of the Closing Date with respect to the Greensboro Receivable. The Parties agree that any intercompany payables and receivables as between (x) the Seller and (y) the Company and its Subsidiaries will be deemed to have been netted and capitalized effective as of the Closing Date.

             (b)                 Intercompany Items.
                                 -------------------

     Immediately prior to Closing, except for the Transition Services Agreement and the Seller Note, the License Agreement, the letter agreement between the Company and Guardian Products, Inc., substantially in the form attached hereto as Exhibit K, and the leases and subleases relating to the Company's facilities located in Clearwater, Florida and Stuart, Florida, all intercompany accounts, arrangements, and transactions between or among (i) the Company and any of its Affiliates, on the one hand, and (ii) the Seller and any of its Affiliates, on the other hand, shall be terminated, canceled and released. Except as provided under the terms and conditions of the Transition Services Agreement, the Seller Note, the License Agreement, the letter agreement between the Company and Guardian Products, Inc., substantially in the form attached hereto as Exhibit K, and the leases and subleases relating to the Company's facilities located in Clearwater, Florida and Stuart, Florida, none of the Company or its Subsidiaries shall have any obligation with respect to any such intercompany accounts, arrangements or transactions on or after the Closing Date.

             (c)                 Cash at Closing.
                                 ----------------

     The Seller represents and warrants that the Company had at least $2.0 million in aggregate balances of cash and cash equivalents on deposit in the Company's bank accounts (in addition to the proceeds of the financing contemplated by this Agreement) as of the close of business on June 30, 1999. The Seller represents and warrants that, except for (i) $311,161 and (ii) amounts of cash and cash equivalents removed from the Company by the Seller and replaced by the Seller prior to the Closing, it has not removed any cash or cash equivalents from the Company from the period commencing on July 1, 1999 and continuing through and including the Closing Date. The Seller will indemnify the Buyer promptly after the Closing to the extent either of these representations and warranties has been breached.


                                   Article II
    Representations and Warranties of the Seller Concerning the Transaction

     The Seller represents and warrants to the Buyer that the statements contained in this Article II are correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II).

     Section     2.01          Organization of the Seller.

     The Seller is duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia.

     Section     2.02          Authorization of Transaction.

     The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement; provided, that with respect to the Hart-Scott-Rodino Act, the Seller's representation and warranty is made in reliance upon the Buyer's representation and warranty in Section 3.02 below.

     Section     2.03          Noncontravention.

     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on the Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     Section     2.04          Brokers Fees.

     The Seller has no obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or any of the Company and its Subsidiaries could become liable or obligated.

     Section     2.05          Investment.

     The Seller (a) understands that the Seller Note, the Primary Seller Option and the Contingent Seller Option have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Seller Note, the Primary Seller Option and the Contingent Seller Option solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning the Buyer, and has had the opportunity to obtain additional information as desired, in order to evaluate the merits and the risks inherent in holding the Seller Note, the Primary Seller Option and the Contingent Seller Option, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Seller Note, the Primary Seller Option and the Contingent Seller Option, and (f) is an Accredited Investor.

     Section     2.06          Company Shares.

     The Seller holds of record and owns beneficially all of the Company Shares, which comprise all of the issued and outstanding shares of capital stock of the Company, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                                   Article III
     Representations and Warranties of the Buyer Concerning the Transaction

     The Buyer represents and warrants to the Seller that the statements contained in this Article III are correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

     Section     3.01          Organization of the Buyer.

     The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer is a wholly-owned subsidiary of Holdings.

     Section     3.02          Authorization of Transaction.

     The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency (including with respect to the Hart-Scott-Rodino Act) in order to consummate the transactions contemplated by this Agreement.

     Section     3.03          Noncontravention.

     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject, or any provision of its charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     Section     3.04          Brokers Fees.

     The Buyer has no obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

     Section     3.05          Investment.

     The Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. The Buyer is (a) acquiring the Company Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (b) is a sophisticated investor with knowledge and experience in business and financial matters, (c) has received certain information concerning the Seller, and has had the opportunity to obtain additional information as desired, in order to evaluate the merits and the risks inherent in holding the Company Shares, (d) is able to bear the economic risk and lack of liquidity inherent in holding the Company Shares, and (e) is an Accredited Investor.


     Section     3.06          Financing.

     As of the date hereof, the Buyer has no reason to believe that it will not receive the financing described in the Financing Proposal.


                                   Article IV
            Representations and Warranties of the Seller Concerning
                        the Company and Its Subsidiaries

     The Seller represents and warrants to the Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered paragraphs contained in this Article IV.

     Section     4.01          Organization, Qualification, and Corporate Power.

     Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be likely to have a material adverse effect on the business, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole ("Material Adverse Effect"). Each of the Company and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it, except where the failure to have such licenses, permits and authorizations would not reasonably be likely to have a Material Adverse Effect. Section 4.01 of the Disclosure Schedule lists the directors and officers of each of the Company and its Subsidiaries. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of each of the Company and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Company and its Subsidiaries are correct and complete. None of the Company and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

     Section     4.02          Capitalization.

     The entire authorized capital stock of the Company consists of (i) 20 million Company Shares, of which 100 Company Shares are issued and outstanding,
(ii) 2,000 shares that are designated as Preferred Stock without par value, none of which shares are issued and outstanding, and (iii) 1,000 shares that are designated as Class A Preferred Stock, par value $0.01 per share, none of which shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue or sell any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     Section     4.03          Noncontravention.

     Neither  the  execution  and  the  delivery  of  this  Agreement,  nor  the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries is subject, or any provision of the charter or bylaws of any of the Company and its Subsidiaries, or (b) except as set forth on Section 4.03 of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or imposition of a Security Interest would not reasonably be likely to have a Material Adverse Effect. None of the Company and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file or to obtain any authorization, consent or approval is not reasonably likely to have a Material Adverse Effect or have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     Section     4.04          Brokers' Fees.

     None of the Company and its Subsidiaries has any obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.


     Section     4.05          Title to Assets.

      The Company and its Subsidiaries have good and marketable title to, or a valid leasehold or subleasehold interest in, the properties and assets used by them, located on their premises, shown on their books and records or acquired after the date thereof, free and clear of all Security Interests, except for (i) properties and assets disposed of in the Ordinary Course of Business after the date of the Most Recent Balance Sheet, and (ii) Security Interests disclosed on
Section 4.05 of the Disclosure Schedule.

     Section     4.06          Subsidiaries.

     Section 4.06 of the Disclosure Schedule sets forth for each Subsidiary of the Company (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (d) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. One or more of the Company and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue or sell any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

     Section     4.07          Financial Statements.

     Attached hereto as Exhibits B-1 and B-2 are the following financial statements (collectively the "Financial Statements"): (a) consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended February 28, 1998 and February 28, 1999 (the "Most Recent Fiscal Year End") for the Company and its Subsidiaries, which consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (i) are being audited by Deloitte & Touche LLP, (ii) are attached hereto as Exhibit B-1 in draft form, and (iii) are stamped "Draft" (collectively, the "Draft Audited Financial Statements" and, after having been audited by Deloitte & Touche LLP, the "Audited Financial Statements"); and (b) unaudited consolidated balance sheets and statements of income, and changes in stockholders' equity as of and for the three months ended May 31, 1998 and May 31, 1999 (the "Most Recent Balance Sheet") for the Company and its Subsidiaries, which interim Financial Statements are attached hereto as Exhibit B-2. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods and are consistent with the books and records of the Company and its Subsidiaries; provided, however, that the interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. There will be no substantive differences between the Audited Financial Statements, as delivered to the Buyer pursuant to the terms and conditions of Section 7.01(k) hereof, and the Draft Audited Financial Statements.

     Section     4.08          Events Subsequent to Most Recent Fiscal Year End.

     Except as set forth on Section 4.08 of the Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, except as set forth on Section 4.08 of the Disclosure Schedule, since that date:

          (a) none of the Company and its Subsidiaries has sold, leased, transferred, or assigned any of its material assets, tangible or intangible, other than in the Ordinary Course of Business;

                    none of the Company and its  Subsidiaries  has entered  into
          (b) any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

          (c) none of the Company and its Subsidiaries, and none of the other parties thereto, has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

          (d) none of the Company and its Subsidiaries has imposed any Security Interest upon any of its material assets, tangible or intangible;

          (e) none of the Company and its Subsidiaries has made any material capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

          (f) none of the Company and its Subsidiaries has made any material capital investment in, any material loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) outside the Ordinary Course of Business;

          (g) none of the Company and its Subsidiaries has issued any note, bond, or other debt security, or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation with an aggregate principal amount in excess of $50,000, other than intercompany indebtedness owing to the Seller;

          (h) none of the Company and its Subsidiaries has delayed or accelerated in any material respect the payment of payables or the collection of receivables outside the Ordinary Course of Business;

          (i) none of the Company and its Subsidiaries has canceled, compromised, waived, or released any material right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

          (j) none of the Company and its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

          (k) there has been no change made or authorized in the charter or bylaws of any of the Company and its Subsidiaries;

          (l) none of the Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any option, warrant, or other right to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (m) none of the Company and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (n) none of the Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (o) none of the Company and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (p) none of the Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (q) none of the Company and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
               Plan);

          (r) none of the Company and its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (s) none of the Company and its Subsidiaries has committed to any of the foregoing.

     Section     4.09          Undisclosed Liabilities.

     Except as set forth on Section 4.09 of the Disclosure Schedule, none of the Company and its Subsidiaries has any material Liability, except for Liabilities that were accrued in the Financial Statements as of the Most Recent Fiscal Year End and Liabilities that have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business.

     Section     4.10          Legal Compliance.

     Each of the Company, its Subsidiaries, and their respective predecessors has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to so comply is not reasonably likely to have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to so comply is not reasonably likely to have a Material Adverse Effect.

     Section     4.11          Tax Matters.

          (a) Each of the Seller Group, the Company, and its Subsidiaries has filed all Tax Returns that it was required to file. All the

               Tax Returns of the Company and its Subsidiaries, as well as all Tax Returns of the Seller Group to the extent they relate to the Company and its Subsidiaries, were correct and complete in all material respects. Except with respect to Taxes that are the subject of disputes or claims disclosed in Section 4.11(c) of the Disclosure Schedule, (i) all Taxes owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) that are due have been paid, and (ii) all Taxes that have accrued but that are not yet due have been adequately provided for, in all material respects, on the books and records of the Seller, the Company, and its Subsidiaries as appropriate. Except as set forth on Section 4.11(a) of the Disclosure Schedule, none of the Seller Group, the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that the nonfiling entity is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) Except as set forth in Section 4.11(c) of the Disclosure Schedule, (i) there is no pending dispute or claim concerning any income or franchise Tax Liability of any of the Company and its Subsidiaries claimed or raised in writing by any Tax authority and (ii) there is no pending dispute or claim concerning any other material Tax Liability of the Company and its Subsidiaries claimed or raised in writing by any Tax authority. Except as set forth in Section 4.11(c) of the Disclosure Schedule, none of the Seller Group, the Company, and its Subsidiaries is currently the subject of a Tax audit.

          (d) Except as set forth in Section 4.11(d) of the Disclosure Schedule, none of the Seller Group, the Company, and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

               None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code
               Section  897(c)(2) during the applicable period specified in Code
               Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
               Section 6662.

          (f) Except as set forth in Section 4.11(f) of the Disclosure Schedule, none of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement and none of the Company and its Subsidiaries has been a member of an Affiliated Group (other than the Seller Group) or has any Liability for the Taxes of any Person (other than the other members of the Seller Group) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (g) Section 4.11(g) of the Disclosure Schedule sets forth the following information with respect to each of the Company and its Subsidiaries (or, in the case of clause (ii) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (i) the basis of the Company or Subsidiary in its assets;
               (ii) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account); and (iii) the amount (and date of any expiration) of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or Subsidiary for each jurisdiction in which the Company or Subsidiary is subject to Tax. In addition, if not set forth in
               Section 4.11(g) of the Disclosure Schedule, within a reasonable time after the Closing, the Seller will supply the Buyer with a schedule setting forth the amount of any deferred gain or loss allocable to the Company or Subsidiary arising out of any Deferred Intercompany Transaction.

          (h) Except as set forth in Section 4.11(h) of the Disclosure Schedule, none of the Company and its Subsidiaries will be required to make an adjustment to taxable income under Code
               Section 481 (or any similar provision of state, local, or foreign law) for any period ending on or after the Closing Date by reason of a voluntary change in accounting method initiated by any of the Company and its Subsidiaries on or prior to the Closing Date, and neither the Internal Revenue Service nor any other governmental authority has initiated or proposed any such change in accounting method.

          (i) None of the Company and its Subsidiaries is a "controlled foreign corporation" within the meaning of Code Section 957. None of the Company and its Subsidiaries is a United States Shareholder (as defined in Code Section 951) of any controlled foreign corporation.

          (j) None of the Company and its Subsidiaries owns an interest in an entity either treated as a partnership or whose separate existence is ignored for federal income tax purposes.

          (k) Anything in the foregoing provisions of this Section 4.11 to the contrary notwithstanding, the Seller makes no representation with respect to any Tax matter relating to the Company for periods prior to the Seller's acquisition of the Company; provided, however, that the Seller represents that it does not have actual knowledge of the existence of any Tax Liability of the Company relating to the periods prior to the Seller's acquisition of the Company and, provided, further, that the Seller agrees to indemnify the Buyer as provided in Section 8.02 as to each of the matters in the foregoing provisions of this
               Section 4.11, including with respect to periods prior to the Seller's acquisition of the Company.

     Section     4.12          Real Property.

          (a) Section 4.12(a) of the Disclosure Schedule lists and describes briefly all real property that any of the Company and its Subsidiaries owns. With respect to each such parcel of owned real property:

               (i)       the identified  owner has good and marketable  title to
                    the parcel of real property, free and clear of any Security Interest, easements, covenants, or other restrictions, except for installments of real estate taxes and assessments incurred or assessed in the Ordinary Course of Business and special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

               (ii)      there are no pending or, to the collective Knowledge of
                    the Officers, threatened condemnation proceedings, lawsuits, or administrative actions relating to the parcel of owned real property or other matters materially and adversely affecting the current use, occupancy, or value thereof;

               (iii)     except  as set  forth on  Section  4.12(a)(iii)  of the
                    Disclosure Schedule, all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations, except where such failure is not reasonably likely to have a Material Adverse Effect;

               (iv)      except  as  set  forth  on  Section   4.12(a)(iv)   the
                    Disclosure Schedule, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

               (v)       there  are no  outstanding  options  or rights of first
                    refusal to purchase the parcel of real property, or any portion thereof or interest therein;

               (vi)      there are no parties  (other  than the  Company and its
                    Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 4.12(a) of the Disclosure Schedule who are in possession of space to which they are entitled;

               (vii)     all  facilities  located on the parcel of real property
                    and operated or used by the Company in the Ordinary Course of Business are supplied with utilities and other services necessary for the operation of such facilities or use of such facilities by the Company.

          (b) Section 4.12(b) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Company and its Subsidiaries. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4.12(b) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in
               Section 4.12(b) of the Disclosure Schedule:

               (i)       the  lease  or   sublease   is,   and   following   the
                    consummation of the transactions contemplated hereby will continue to be, legal, valid, binding, enforceable, and in full force and effect, subject to obtaining the consents and approvals contemplated hereby, where applicable, and subject to bankruptcy, insolvency and other similar laws;

               (ii)      None of the  Company or its  Subsidiaries  and,  to the
                    collective Knowledge of the Officers, no other party to the lease or sublease, is in material breach or default of the terms thereof, no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration of or under the lease or sublease, no party to the lease or sublease has repudiated in writing any provision thereof, and there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; and

               (iii)     none of the Company and its  Subsidiaries has assigned,
                    transferred,   conveyed,  mortgaged,  deeded  in  trust,  or
                    encumbered any interest in the leasehold or subleasehold.

     Section     4.13          Intellectual Property.

          (a) Except as set forth on Section 4.13(a) of the Disclosure Schedule, the Company and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company and its Subsidiaries (x) as presently conducted and (y) as the Seller presently proposes to conduct the businesses of the Company and its Subsidiaries. Except as set forth on Section 4.13(a) of the Disclosure Schedule, each item of Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Company and its Subsidiaries has taken all actions it deemed to be necessary, in the exercise of its reasonable good faith judgment, to maintain and protect each item of Intellectual Property that it owns or uses.

          (b) Except as set forth on Section 4.13(b) of the Disclosure Schedule, none of the Company and its Subsidiaries has interfered with, infringed upon, violated or misappropriated any Intellectual Property rights of third parties, and none of the Seller, the Company, and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the collective Knowledge of the Officers, no third party has interfered with, infringed upon, violated or misappropriated any Intellectual Property rights of any of the Company and its Subsidiaries.

          (c) Section 4.13(c) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each written material license, agreement, or other permission which any of the Company and its

               Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 4.13(c) of the Disclosure Schedule also identifies each material trade name or unregistered trademark used by any of the Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4.13(c) of the Disclosure Schedule, except as set forth on Section 4.13(c) of the Disclosure Schedule:

               (i)       the  Company  and its  Subsidiaries  possess all right,
                    title, and interest in and to the item, free and clear of any Security Interest, license, or other material restriction;

               (ii)      the item is not subject to any outstanding  injunction,
                    judgment, order, decree, ruling, or charge;

               (iii)     no action, suit,  proceeding,  hearing,  investigation,
                    charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv)      none of the  Company  and  its  Subsidiaries  has  ever
                    agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (d) Section 4.13(d) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to a written license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.13(d) of the Disclosure Schedule, except as set forth on Section 4.13(d) of the Disclosure Schedule:

               (i)       the  license,  sublicense,   agreement,  or  permission
                    covering the item is, and following the consummation of the transactions contemplated hereby will continue to be, legal, valid, binding, enforceable, and in full force and effect;

               (ii)      None of the Company or its  Subsidiaries is and, to the
                    collective Knowledge of the Officers, no other party to the license, sublicense, agreement, or permission is in breach or default of the terms thereof, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of or under the license, sublicense, agreement, or permission, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof, and there are no disputes, oral agreements, or forbearance programs in effect as to the license, sublicense, agreement, or permission; and

               (iii)     none of the  Company and its  Subsidiaries  has granted
                    any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (e) Except as set forth on Section 4.13(e) of the Disclosure Schedule, the Company has made an assessment of the microchip and computer-based systems and the software used in its business and based upon such assessment believes that it will be Year 2000 Compliant by January 1, 2000.

     Section     4.14          Tangible Assets.

     Except as set forth on Section 4.14 of the Disclosure Schedule, the Company and its Subsidiaries own or lease all buildings, and material items of machinery, equipment, and other tangible assets necessary for the conduct of their businesses in substantially the same manner as presently conducted. The tangible assets are free from material defects (patent and latent), have generally been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable in all material respects for the purposes for which they presently are used and the purposes for which the Seller presently proposes to use them in the businesses of the Company and its Subsidiaries.

     Section     4.15          Inventory.

     The inventory of the Company and its Subsidiaries consists of finished goods, all of which is merchantable and fit, in all material respects for the purpose for which it was procured, no material portion of which is slow-moving, obsolete, damaged, or defective, subject only to (x) normal returns and (y) the reserve for inventory shrinkage that was accrued in the Financial Statements as of the Most Recent Fiscal Year End and as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

     Section     4.16          Contracts.

     Section 4.16 of the Disclosure Schedule lists the following contracts and other agreements to which any of the Company and its Subsidiaries is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $25,000;

          (c)       any agreement concerning a partnership or joint venture;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation in excess of $50,000, other than intercompany indebtedness owing to the Seller, or under which it has permitted or suffered the imposition of a Security Interest on any of its assets, tangible or intangible;

          (e)       any agreement concerning confidentiality or noncompetition;

          (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (g)       any collective bargaining agreement;

          (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

          (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect; or

          (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

     The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4.16 of the Disclosure Schedule (as amended to date), and Section 4.16 of the Disclosure Schedule sets forth the material terms and conditions of each oral agreement referred to therein. With respect to each agreement required to be listed in Section 4.16 of the Disclosure Schedule:
(i) the agreement is, and following the consummation of the transactions contemplated hereby will continue to be, legal, valid, binding and enforceable against the Company or its Subsidiaries, and in full force and effect; (ii) none of the Company or its Subsidiaries and, to the collective Knowledge of the Officers, no other party thereto, is in material breach or default of the terms and conditions thereof, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iii) none of the Company or its Subsidiaries and, to the collective Knowledge of the Officers, no other party thereto, has repudiated any material provision of the agreement.

     Section     4.17          Notes and Accounts Receivable.

     All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts that was accrued in the Financial Statements as of the Most Recent Fiscal Year End, as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

     Section     4.18          Powers of Attorney.

     Except as set forth on Section 4.18 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of any of the Company and its Subsidiaries.

     Section     4.19          Insurance.

     Section 4.19 of the Disclosure Schedule sets forth a complete summary of each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Company and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage.

     None of the Company and its Subsidiaries is in breach or default with respect to its obligations under any insurance policy maintained by it and no party to such policy has repudiated any provision thereof. Each "claims-made" insurance policy listed on Section 4.19 of the Disclosure Schedule will continue to cover the Company and its Subsidiaries against claims made through the Closing Date, and each "occurrence based" insurance policy listed on Section
4.19 of the Disclosure Schedule will continue to cover the Company and its Subsidiaries against occurrences through the Closing Date, in each case on identical terms following the consummation of the transactions contemplated hereby. Each of the Company and its Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged. Section 4.19 of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company and its Subsidiaries.

     Section     4.20          Litigation.

     Section 4.20 of the Disclosure Schedule sets forth each instance in which any of the Company and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the collective Knowledge of the Officers, is threatened, or is reasonably likely, to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.20 of the Disclosure Schedule would, if adversely resolved or determined, reasonably be likely to result in a Material Adverse Effect.

     Section     4.21          Product Warranty.

     Products sold, leased, or delivered by any of the Company and its Subsidiaries have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any material Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims that was accrued in the Financial Statements as of the Most Recent Fiscal Year End. No substantial amount of product sold, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4.21 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

     Section     4.22          Product Liability.

     None of the Company and its Subsidiaries has any material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased, or delivered by any of the Company and its Subsidiaries.

     Section     4.23          Employees.

     To the collective Knowledge of the Officers no executive, key employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries. Except as set forth on Section 4.23(a) of the Disclosure Schedule, none of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes since January 1, 1997. Except as set forth on Section 4.23(b) of the Disclosure Schedule, none of the Company and its Subsidiaries has committed any material unfair labor practice. None of the Officers has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries.

     Section     4.24          Employee Benefits.

          (a) Section 4.24(a) of the Disclosure Schedule lists each Employee Benefit Plan which any of the Company and its Subsidiaries maintains or is required to maintain, or to which any of the Company and its Subsidiaries contributes or is required to contribute, or which covers any current or former employee of any of the Company and its Subsidiaries, including all such plans as are established by the Seller on behalf of the Company pursuant to Section 6.09(a) hereof.

               (i)       Each such  Employee  Benefit  Plan  (and  each  related
                    trust, insurance contract, or fund) has been maintained, funded, and administered in accordance with its terms and in compliance with the applicable requirements of ERISA, the Code, and other applicable laws.

               (ii)      All  required  reports   (including  Form  5500  Annual
                    Reports and PBGC-1's) have been timely filed with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects as to each such Employee Benefit Plan which is a group health plan for purposes of COBRA.

               (iii)     All contributions (including all employer contributions
                    and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan, and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (iv)      Each such Employee Benefit Plan which is intended to be
                    qualified under Section 401(a) of the Code has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and, to the Knowledge of the Officers, nothing has occurred since the date of such determination that could adversely affect the qualified status of such Employee Benefit Plan.

               (v)       Except  as  set  forth  on   Section   4.24(a)  of  the
                    Disclosure Statement, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan subject to Title IV of ERISA (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (vi)      The  Seller  has  delivered  to the Buyer  correct  and
                    complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan, to the extent applicable.

          (b) With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and their ERISA Affiliates maintains or has maintained in the previous five plan years of such Employee Benefit Plan or to which any of them contributes, or has contributed or been required to contribute in the previous five plan years of such Employee Benefit Plan:

               (i)       No such  Employee  Benefit  Plan  which is an  Employee
                    Pension Benefit Plan subject to Title IV of ERISA (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer
                    Plan) has been instituted or threatened.

               (ii)      There have been no Prohibited Transactions with respect
                    to any such Employee Benefit Plan. To the Knowledge of the Officers, no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. Except as set forth on Section 4.24(b) of the Disclosure Statement, no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending and, to the Knowledge of the Officers, (i) no such action, suit, proceeding, hearing or investigation is threatened and (ii) there is no reasonable basis for any such action, suit, proceeding, hearing, or investigation.

               (iii)     None of the Company and its Subsidiaries  has, and none
                    of the Officers has Knowledge of any facts that could reasonably cause them to expect that any of the Company and its Subsidiaries will have, any Liability to the PBGC or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan or Multiemployer Plan.

          (c) None of the Company, its Subsidiaries, and the other members of the Controlled Group that includes the Company and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA
               Section 4201) under any Multiemployer Plan.

          (d) None of the Company and its Subsidiaries maintains or has any Liability with respect to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

     Section     4.25          Guaranties.

     Except as set forth on Section 4.25 of the Disclosure Schedule, none of the Company and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) with an aggregate principal amount in excess of $50,000 of any other Person.

     Section     4.26          Environmental, Health, and Safety Matters.

          (a) Except as set forth in Section 4.26(a) of the Disclosure Schedule, each of the Company, its Subsidiaries, and their respective predecessors has materially complied and is in material compliance with all Environmental, Health, and Safety Requirements.

          (b) Without limiting the generality of the foregoing, except as set forth on Section 4.26(b) of the Disclosure Schedule, each of the Company, its Subsidiaries, and their respective predecessors has obtained and materially complied with, and is in material compliance with, all permits, licenses, and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

          (c) Except as set forth on Section 4.26(c) of the Disclosure Schedule, none of the Seller, the Company, and its Subsidiaries has received any written or oral notice, report, or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any Liability or investigatory, remedial, or corrective obligation arising under Environmental, Health, and Safety Requirements, relating to any of the Company and its Subsidiaries or their facilities.

          (d) Except as set forth on Section 4.26(d) of the Disclosure Schedule, none of the following exists at any property or facility owned or operated by any of the Company, its Subsidiaries, and their respective predecessors: (i) underground storage tanks; (ii) asbestos-containing material requiring abatement or, to the Knowledge of the Officers, other action, such as ensuring employee awareness and training or monitoring, at the time of the Closing under the Environmental, Health, and Safety Requirements; (iii) any materials or equipment containing polychlorinated biphenyls in amounts exceeding 50.0 parts per million ("PCB Containing Equipment"), which PCB Containing Equipment is owned by the Company or any of its Subsidiaries, or, to the Knowledge of the Officers, any PCB Containing Equipment owned by third parties at any facility owned or operated by the Company or any of its Subsidiaries; or (iv) (A) landfills, (B) surface impoundments in material violation of the Environmental, Health, and Safety Requirements, or (C) disposal areas.

          (e) Except as set forth on Section 4.26(e) of the Disclosure Schedule, none of the Company, its Subsidiaries, and their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility, in a manner that has given (and continues to give) or would give rise to any material Liability or obligation, and none of the Company, its Subsidiaries, and their respective predecessors owns or operates any property or facility that is contaminated with any substance that has given (and continues to give) or would give rise to any material Liability or obligation, for response costs, investigative, corrective, or remedial action, personal injury, property damage, damage to natural resources, onsite or offsite releases or threatened releases of hazardous materials, substances, or wastes, attorney fees, or otherwise, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements.

          (f) Except as set forth on Section 4.26(f) of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

          (g) Except as set forth on Section 4.26(g) of the Disclosure Schedule, none of the Company, its Subsidiaries, and their respective predecessors has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for investigative, corrective, or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

     Section     4.27          Certain Business Relationships.

      Except as set forth on Section 4.27 of the Disclosure Schedule, none of the Seller and its Affiliates owns any material asset, tangible or intangible, which is used in the business of any of the Company and its Subsidiaries.

     Section     4.28          Disclosure.

     The representations and warranties contained in this Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Article IV not misleading.


                                    ARTICLE V
                             PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     Section     5.01          General.

     Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

     Section     5.02          Notices and Consents.

     The Seller will (at the Seller's expense) cause each of the Company and its Subsidiaries to give any notices to and make any filings with, and will (at the Seller's expense) cause the Company and each of its Subsidiaries to use its reasonable best efforts to obtain any authorizations, consents, and approvals of, governments, governmental agencies, and third parties that may be required in connection with the matters referred to in Section 4.03 above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments, governmental agencies, and third parties that may be required in connection with the matters referred to in Section 2.03 and Section 3.03 above.

Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary in connection therewith.

     Section     5.03          Operation and Preservation of Business.

     The Seller will not cause or permit any of the Company and its Subsidiaries except as otherwise contemplated by this Agreement to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit any of the Company and its Subsidiaries to engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.08 above, except as otherwise contemplated by this Agreement. The Seller will use its commercially reasonable efforts to cause each of the Company and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     Section     5.04          Full Access.

     After reasonable prior notice, the Seller will permit representatives of the Buyer to have full access, at reasonable times and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries. The Seller will provide copies of any such books, records (including Tax records), contracts, and documents to the Buyer and its representatives upon their reasonable request.

     Section     5.05          Notice of Developments.

     The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Article II and Article IV above. The Buyer will give prompt written notice to the Seller of any material adverse development causing a breach of any of the representations and warranties in Article III above. No disclosure by either Party pursuant to this Section 5.05 shall, however, be deemed to amend or supplement the Disclosure Schedule or deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     Section     5.06          Exclusivity.

     The Seller will not (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Company and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. The Seller will use its best efforts to ensure that its directors, officers, employees, consultants, advisors, and other representatives and agents comply fully with this Section 5.06.

     Section     5.07          Title Insurance.

     The Seller will cause the Company and its subsidiaries to obtain (at the Buyer's expense) the following title insurance commitments, policies, and riders (collectively, the "Title Insurance") in preparation for the Closing:

          (a) with respect to each parcel of real estate that any of the Company and its Subsidiaries owns, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy acceptable to the Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form B-1987 is not available at commercially reasonable rates) issued by First American Title Insurance Company or such other title insurer reasonably satisfactory to the Buyer, in such amount as the Buyer and Seller may agree in good faith to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the Company or its Subsidiary as of the Closing (subject only to the title exceptions described above in Section 4.12(a)(i) and in Section 4.12(a)(i) of the Disclosure Schedule); and

          (b) Each such title insurance policy shall insure title to the real property and all recorded easements benefitting such real property, and where available at commercially reasonable rates contain (i) an "extended coverage endorsement" insuring over the general exceptions customarily contained in such policies, (ii) an ALTA Zoning Endorsement 3.1 (or equivalent), (iii) an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the survey delivered with respect to such property, (iv) an endorsement insuring that the real property described in the title insurance policy has sufficient pedestrian and vehicular access to a publicly dedicated street, (v) an inflation endorsement providing for annual adjustments in the amount of coverage corresponding to the annual percentage increase, if any, in the United States Department of Commerce Composite Construction Cost Index, (vi) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (vii) a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy, (viii) a "tax parcel" endorsement, and (ix) an "owner's comprehensive" endorsement.

     Notwithstanding anything to the contrary contained herein, the terms and conditions of the Title Insurance shall be reasonably acceptable to the senior financing sources of the Buyer.

     Section     5.08          Surveys.

     With respect to each parcel of real property that any of the Company and its Subsidiaries owns and as to which a title insurance policy is to be procured pursuant to Section 5.07 above, the Seller will cause the Company and its Subsidiaries (at the Buyer's expense) to procure in preparation for the Closing a current survey of the real property certified to the Buyer, prepared by a licensed surveyor, and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads. The survey shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing other than those which do not materially and adversely affect such real property of its intended use.

     Section     5.09          Deloitte & Touche LLP

     The Seller shall (i) cause Deloitte & Touche LLP to complete its audit of the Draft Audited Financial Statements and (ii) deliver such Audited Financial Statements to the Buyer, in each case at least five business days prior to the Closing Date. The Seller shall also cause Deloitte & Touche LLP to (i) prepare a schedule showing the aging of the Company's trade accounts payable as of the Closing, and (ii) deliver such schedule to the Buyer on or prior to the expiration of the sixtieth day following the Closing Date.


      Section     5.10          Confidentiality.

      The Buyer agrees that it shall be bound by the terms and conditions of the Confidentiality Agreement as if it were an original party thereto.



                                   ARTICLE VI
                             POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the Closing.

     Section     6.01          General.

     In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII below). The Seller acknowledges and agrees that from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and its Subsidiaries (collectively, the "Records"); provided, that the Buyer shall provide Seller (at Seller's reasonable request) with a copy of any Records that relate to the Seller as well as to the Company and its Subsidiaries.

     Section     6.02          Litigation Support.

     In the event and for so long as either Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article VIII below).

     Section     6.03          Noninterference.

     The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company and its Subsidiaries from maintaining the same business relationships with the Company and its Subsidiaries after the Closing as it maintained with the Company and its Subsidiaries prior to the Closing. For a period of eighteen months following the Closing Date, the Seller will not solicit for employment (other than through general solicitations in the public media) nor hire any individual who is or within the trailing 120 days has been an employee of any of the Company and its Subsidiaries without the prior written consent of the Buyer. Except with respect to those employees of the Seller listed on Section 6.03 of the Disclosure Schedule, for a period of eighteen months following the Closing Date, the Buyer will not solicit for employment (other than through general solicitations in the public media) nor hire any individual who is or within the trailing 120 days has been an employee of the Seller without the prior written consent of the Seller. Buyer acknowledges that Seller's employees who work at the Seller's corporate headquarters performing services for the Company shall not be considered as employees of the Company for purposes of this Section 6.03.

     Section     6.04          Confidentiality.

     The Seller will treat and hold as confidential all of the Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.04. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else suffer penalty, the Seller may disclose that Confidential Information to the tribunal; provided, however, that the Seller shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     Section     6.05          Covenant Not to Compete.

     For a period of three years from and after the Closing Date, the Seller will not, without the written consent of the Buyer, (i) open, directly or indirectly, any RoomStores or (ii) open or acquire, directly or indirectly, any other retail furniture stores which target the middle market segment of the retail furniture industry, in either the case of clauses (i) or (ii), within a five-mile radius of any retail furniture store owned or operated on the Closing Date, and continuously operated after the Closing Date, by any of the Company and its Subsidiaries. With respect to any particular retail furniture store proposed to be opened or acquired by the Seller, directly or indirectly, the chief executive officer of the Company may waive, in writing, the Seller's compliance with the terms and conditions of this Section 6.05. The Seller and the Buyer acknowledge and agree that the provisions of this Section 6.05 shall not prohibit the Seller from opening additional retail furniture stores that employ the home furnishings retailing concept of Seller's core Heilig-Meyers Furniture division. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.05 is invalid or unenforceable,  the Parties  agree that the court  making the  determination  of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The Parties agree (i) to allocate $100,000 of the Purchase Consideration to the covenant contained in this Section 6.05 and
(ii) not to file any Tax Return that is inconsistent with such allocation; provided, that such allocation shall not (x) be construed to constitute liquidated damages for any reason or (y) impair or preclude, or be construed to be a waiver of, the rights of the Buyer under Article VIII hereof.

     Section     6.06          Additional Seller Financing.

     (a) The Seller hereby agrees to provide $20,000,000 (the "Maximum Amount") of additional financing to the Company on the terms and subject to the conditions of this Section 6.06; provided, however, that the Maximum Amount shall decrease to $10,000,000 on June 30, 2002, if Total Availability as of such date is greater than $30,000,000 and less than $40,000,000; and provided further, that the Maximum Amount shall decrease to zero on June 30, 2002, and the obligation of the Seller to provide financing to the Company under this
Section 6.06 shall terminate, if Total Availability as of such date equals or exceeds $40,000,000. The Seller shall be excused from providing financing to the Company pursuant to the provisions of this Section 6.06 upon the occurrence of
(x) a Bankruptcy, (y) an Acceleration Event, or (z) an Anticipated Repayment; provided, that the Seller shall not be excused from providing financing to the Company pursuant to any Funding Notice delivered by the Buyer to the Seller prior to the occurrence of any such Bankruptcy, Acceleration Event or Anticipated Repayment.

     (b) At any time the Company has less than $3,000,000 of Availability under the terms and conditions of the Senior Credit Agreement (the "Funding Trigger"), the Buyer may deliver to the Seller a notice (the "Funding Notice") specifying an amount of funds, which shall be an integral multiple of $5,000,000 except as provided below (the "Funding Amount"), that the Seller shall provide to the Company pursuant to the terms and conditions of this Section 6.06. Upon the delivery of a Funding Notice by the Buyer to the Seller, the Seller shall have seven business days in which to purchase either (x) a Subordinated PIK Note or
(y) a Subordinated Cash Pay Note, at par, in the Funding Amount specified in such Funding Notice.

     (c) Subject to the provisions of Section 6.06(b), the Buyer may deliver to the Seller, from time to time, any number of Funding Notices; provided, however, that the aggregate principal amount advanced by the Seller pursuant to the Funding Notices which is outstanding from time to time (collectively the "Outstanding Obligations") shall not exceed the Maximum Amount. Amounts that have been borrowed and repaid by the Company shall become available for subsequent reborrowing by the Company (whether or not in integral multiples of $5,000,000) pursuant to the terms and conditions of this Section 6.06.

     (d) The Company shall prepay any Outstanding Obligations to the extent that Total Availability would still exceed $20,000,000 following such prepayment; provided, however, that if more than one Subordinated PIK Note or Subordinated Cash Pay Note is outstanding at the time of any such required prepayment, the total amount prepaid shall be applied to reduce the principal amount of each outstanding Subordinated PIK Note and Subordinated Cash Pay Note pro rata in proportion to their respective principal amounts.

     (e) So long as there are any Outstanding Obligations, the Company shall not, without the prior written consent of the Seller, (i) open any new retail furniture stores, (ii) make, in any ninety-day period, any capital expenditures in excess of depreciation (as determined in each case in accordance with GAAP), or (iii) consummate any Acquisition. So long as the Outstanding Obligations exceed $10,000,000, the Seller may, at its option, notify Holdings that the Seller is electing to increase the weighted voting power of its designee on Holdings's Board of Directors from 19% to 51% of the total voting power of the entire Board. Until such time as the Seller is no longer obligated to provide any financing to the Company under the provisions of this Section 6.06, and the Company has repaid any and all Outstanding Obligations to the Seller in full, the Buyer shall not, and shall not permit the Company, to distribute any cash to Holdings for application to pay principal or interest on any indebtedness of Holdings, or to pay dividends on or to redeem or repurchase any stock of Holdings (other than with respect to any stock held by employees of the Company in connection with the cessation of their employment).

     (f) In lieu of purchasing a Subordinated PIK Note or a Subordinated Cash Pay Note, the Seller may arrange for the Senior Lender to increase the Availability under the Senior Credit Agreement, by the Funding Amount specified in the Funding Notice, within seven business days following delivery of the Funding Notice; provided, however, that the increase in availability shall not result in any adverse changes, modifications, or amendments to the other terms and conditions of the Senior Credit Agreement. For example, the Seller might provide a letter of credit or a guarantee for the benefit of the Senior Lender as credit enhancement for the increase in Availability to the Company. The above provisions of this Section 6.06 shall also apply to any such alternative funding arrangements, with appropriate modifications to reflect the source of funds; provided, however, that the Senior Lender may elect to release any letter of credit or guarantee posted by the Seller as credit enhancement to the extent that Total Availability would still exceed $10,000,000 (rather than $20,000,000 as specified above) following such release.

     Section     6.07          Legends.

                         (a)       The  Seller  Note  will be  imprinted  with a
                              legend substantially in the following form:

                              This Note was originally  issued on June
                         __, 1999, and has not been registered under the Securities Act of 1933, as amended. This
                         Note is subject to certain restrictions on transfer. The payment of principal and interest on this Note is subject to certain recoupment provisions set forth in a Stock Purchase Agreement dated as of June ___, 1999 between the issuer and the original holder of this Note.

                         (b)       The certificate  representing  the Contingent
                              Seller Option will be imprinted with a legend substantially in the following form:

                              This  Warrant was  originally  issued on
                         June __, 1999, has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred in violation of such Securities Act, the rules and regulations promulgated thereunder or the provisions of this Warrant. This Warrant is also subject to (A) a Contingent Seller Option Agreement, dated as of June __, 1999, by and between Rhodes Holdings, Inc. (the "Company") and the original holder hereof and (B) a Stockholders Agreement, dated as of June __, 1999, by and among the Company, the original holder hereof and certain other stockholders of the Company, in each case as amended from time to time. A copy of the Contingent Seller Option Agreement and the Stockholders Agreement will be furnished by the Company to the holder hereof upon request.

     (c) The certificate representing the Primary Seller Option will be imprinted with a legend substantially in the following form:

                              This  Warrant was  originally  issued on
                         June __, 1999, has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred in violation of such Securities Act, the rules and regulations promulgated thereunder or the provisions of this Warrant. This Warrant is also subject to (A) a Primary Seller Option Agreement, dated as of June __, 1999, by and between Rhodes Holdings, Inc. (the "Company") and the original holder hereof and (B) a Stockholders Agreement, dated as of June __, 1999, by and among the Company, the original holder hereof and certain other stockholders of the Company, in each case as amended from time to time. A copy of the Primary Seller Option Agreement and the Stockholders Agreement will be furnished by the Company to the holder hereof upon request.

     Section     6.08          Leases.

     The Buyer will not extend the term of any lease or sublease of real property (such extended lease or sublease term, the "Extended Term"), pursuant to which lease or sublease the Seller has guaranteed the obligation of the Company thereunder (any such lease, a "Guaranteed Lease"), unless the Company causes the obligations of the Seller under such Guaranteed Lease with respect to the Extended Term to be terminated (such termination to be evidenced by a written agreement executed by the landlord or sublandlord, as the case may be, under such Guaranteed Lease); provided, that the provisions of this Section 6.08 shall not apply to the extension or renewal of the term of the Guaranteed Lease for the following stores of the Company: (x) Nashville, Tennessee (Store #3003),
(y) Huntsville, Alabama (Store #3030), and (z) Columbus, Ohio (Store #3074). Notwithstanding anything in this Agreement to the contrary, in the event that any landlord or sublandlord under a Guaranteed Lease demands performance by the Seller of the Seller's obligations as a guarantor under the terms and conditions of any such Guaranteed Lease, the Seller and the Buyer hereby agree that the Seller shall be subrogated to the rights of the Company, as a tenant, under the terms and conditions of such Guaranteed Lease. The Company shall execute on the Closing Date the Collateral Assignment of Leases pursuant to which the Company shall (i) indemnify the Seller from and against the entirety of any Adverse Consequences incurred by the Seller with respect to any Guaranteed Lease or the BNB Guaranty and (ii) collaterally assign to the Seller all of the Company's right, title and interest in and to each Guaranteed Lease and the leasehold estate thereunder in order to secure (A) the Buyer's indemnification obligations under the provisions of Section 8.03(c) and (B) the Company's indemnification obligations under the Collateral Assignment of Leases (only to the extent that all necessary consents or approvals are obtained from the landlords or sublandlords, as the case may be, under a Guaranteed Lease to which the Collateral Assignment of Leases relates); provided, that following the Closing, the Buyer will cause the Company, as reasonably requested by the Seller, to cooperate with the Seller's efforts to obtain any consents required under each Guaranteed Lease to which the Collateral Assignment of Leases relates.

     Section     6.09          Employee Benefit Plan Matters

          (a) Prior to the Closing Date, the Seller shall take any and all actions as may be necessary or required to establish on behalf of the Company such employee benefit plans, programs and arrangements as are mutually agreed upon by the Company and the Seller and set forth on Schedule 6.09(a) hereto (the "New Company Plans"), with such plans, programs and arrangements to be maintained by the Company and to be effective and operational before or as of the Closing Date. Except as otherwise provided in subsection (b) below, the Company and its Subsidiaries shall cease to participate in the Seller's employee benefit plans as of the Closing Date.

          (b) In the event that any of the New Company Plans is not established, effective and operational before or as of the Closing Date, the Seller shall take any and all actions as may be necessary or required to permit all Employees to continue to participate in the equivalent employee benefit plan, program or arrangement maintained by the Seller (and in which such Employees participated prior to the Closing Date) until such time following the Closing Date as the applicable New Company Plan is established, effective and operational.

          (c) From and after the Closing, subject to applicable law and except as contemplated hereby, Buyer and its Affiliates will honor, in accordance with their terms, all Employee Benefit Plans that are sponsored solely by the Company (and not by Seller) (the "Company Plans"). Notwithstanding the foregoing, and subject to the terms of the Company Plans, nothing herein shall preclude Buyer from (x) making, on a prospective basis, any change in or
               (y) terminating any Company Plan after the Closing.

          (d) Employees who remain employed by the Company or are transferred to the Company by the Seller following the Closing will receive credit for years of service with the Company or any of its Subsidiaries or predecessors prior to the Closing for purposes of determining eligibility to participate and vesting under employee benefit plans maintained by Buyer and its Affiliates ("Buyer Employee Plans"), and shall not be subject to pre-existing conditions or actively-at-work exclusions under Buyer Employee Plans that provide medical or dental welfare benefits. Medical and dental expenses incurred by such Employees on or before the Closing shall be taken into account under deductible, coinsurance and maximum out-of-pocket provisions of Buyer Employee Plans.

          (e) The Company and its Subsidiaries shall cease to participate in the Heilig-Meyers Employees' Profit Sharing and Retirement Savings Plan (the "Seller's 401(k) Plan") as of the Closing Date. As soon as practicable following the Closing Date, Buyer shall establish (or cause to be established) a new 401(k) plan or other defined contribution plan and trust on behalf of the Company that contains provisions such that the transfer of account balances contemplated in subsection (f) below will not violate Section 411(d)(6) of the Code (the "Buyer's 401(k) Plan"). Employees will not accrue additional benefits after the Closing under defined contribution plans maintained by the Seller.

          (f) As soon as practicable after the establishment of Buyer's 401(k) Plan, assets of Seller's 401(k) Plan equal to the account balances (whether or not vested) of Employees under Seller's 401(k) Plan will be transferred to Buyer's 401(k) Plan. The transfer will be made in cash, provided that any outstanding plan loans to Employees shall be transferred with the underlying accounts. The account balances of Employees in Seller's 401(k) Plan will be valued as of the date on which the transfer is made (the "Transfer Date"). The account balances ees in Seller's 401(k) Plan shall share in the earnings, appreciation and depreciation of Seller's 401(k) Plan for the period between the Closing and the Transfer Date. For the period between the Closing and the Transfer Date, Seller shall cause the trustee of Seller's 401(k) Plan to continue to administer any outstanding loans under Seller's 401(k) Plan on behalf of any Employee, and shall accept from Buyer as a credit against any such outstanding loans amounts transmitted by Buyer on behalf of any Employee for the purpose of continued loan repayment.

          (g) Any benefits that are payable to Employees from Seller's 401(k) Plan after the Closing and before the assets are transferred shall be paid from Seller's 401(k) Plan in the ordinary course. The amount to be transferred to Buyer's 401(k) Plan shall be reduced by the amount of such payments.

          (h) The account balances to be credited for Employees under Buyer's 401(k) Plan shall not be less than the account balances of Employees under Seller's 401(k) Plan as of the date on which the transfer is made. Effective on the date of the transfer of Seller's 401(k) Plan assets, (i) Buyer and Buyer's 401(k) Plan shall assume all liabilities in connection with the account balances of Employees under Seller's 401(k) Plan, and (ii) Seller, its Affiliates and Seller's 401(k) Plan shall have no further liability with respect to the account balances of Employees.

          (i) Buyer shall request that the Internal Revenue Service issue a favorable determination letter with respect to the qualification under Sections 401 and 501 of the Internal Revenue Code of Buyer's 401(k) Plan and its related trust. Buyer shall make such changes to Buyer's 401(k) Plan as may be required by the Internal Revenue Service in order for the Internal Revenue Service to issue a favorable determination letter. Buyer shall provide Seller with a copy of the determination letter received from the Internal Revenue Service with respect to Buyer's 401(k)

               Plan as soon as the determination letter is received.

          (j) Buyer and Seller shall each make their appropriate employees available to the other at such reasonable times as may be necessary for the proper administration by the other of any and all matters relating to employee benefits affecting Employees.

          (k) The Buyer shall be responsible for providing group health plan coverage under COBRA for (i) each person who is entitled to receive COBRA coverage under a Company Plan and (ii) each Employee and each qualified beneficiary with respect to an Employee who is entitled to COBRA coverage under an employee benefit plan of Seller as described in subsection (b), if applicable, as a result of a "qualifying event" (as defined under COBRA) that occurs prior to, on or after the Closing Date.


                                   ARTICLE VII
                       CONDITIONS TO OBLIGATION TO CLOSE

     Section     7.01          Conditions to Obligation of the Buyer.

     The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties of the Seller set forth in Article II and Article IV (and, in the case of Section 4.11, without regard to the limitation on representations and warranties contained in Section 4.11(k)) above shall be true and correct in all material respects at and as of the Closing Date, the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, and the Seller shall have delivered a certificate to the Buyer representing and warranting that this condition is fully satisfied without exception;

          (b) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Company Shares and to control the Company and its Subsidiaries, or (iv) affect materially and adversely the right of any of the Company and its

               Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (c) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Buyer, the Company, and its Subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.03, and Section 4.03 above;

          (d) the Parties shall have entered into the Transition Services Agreements, substantially in form and substance as set forth in Exhibit C attached hereto (the "Transition Services Agreement"), and the same shall be in full force and effect;

          (e) the Buyer shall have received from McGuire Woods Battle & Boothe LLP, counsel to the Seller, an opinion in substance as set forth in Exhibit D attached hereto, addressed to the Buyer, and dated as of the Closing Date;

          (f) the Seller shall have procured for the Buyer all of (i) the material third party consents specified in Section 5.02 above, including those landlord consents related to the leases and subleases involving the Company's distribution centers (which landlord consents are listed on Section 7.01(f) of the Disclosure Schedule) and excluding all other landlord consents, (ii) the title insurance commitments, policies, and riders specified in
               Section  5.07 above,  and (iii) the surveys  specified in Section
               5.08 above;

          (g) the Buyer shall have received the resignations, effective as of the Closing, of any directors and officers of the Company and its Subsidiaries who will be employees of the Seller following the Closing or whom the Buyer shall have designated for removal by notice to the Seller at least five business days prior to the Closing;

          (h) the Buyer shall have obtained as contemplated, in part, by the Heller Financing Proposal, all of the debt financing, and all of the equity financing it needs in order to consummate the transactions contemplated hereby and in order to fund the working capital requirements of the Company and its Subsidiaries after the Closing;

          (i) the Buyer shall have received evidence that, as of the Closing Date, no Funded Debt (other than those Capitalized Leases of the Company and its Subsidiaries set forth on the Audited Financial Statements) of (x) the Company and its Subsidiaries shall exist and (y) the Seller that could be a liability of the Company and its Subsidiaries shall exist;

          (j) (i)that certain letter agreement, substantially in the form attached hereto as Exhibit K, shall have been executed by each of the parties thereto, and (ii) that certain requirements contract to be entered into by and between the Company and Voyager Insurance Company shall (A) be in form and substance reasonably satisfactory to the Buyer and (B) contain such economic terms as are substantially similar to the economic terms of the arrangement, as of the date hereof, between the Company and Voyager Insurance Company;

          (k) (i)the Buyer shall have received the Audited Financial Statements, together with the unqualified reports thereon and certifications thereof by Deloitte & Touche LLP stating that such Audited Financial Statements (A) have been prepared in accordance with GAAP and (B) present fairly the results of operations and financial condition of the Company and its Subsidiaries, and (ii) no substantive differences shall exist between the Draft Audited Financial Statements and the Audited Financial Statements.

          (l) the Buyer shall have received evidence satisfactory to it that the Seller's representations and warranties set forth in
               Section 1.05(c) above are true and correct in all material respects;

          (m) the Seller shall have entered into the Contingent Seller Option Agreement, the Primary Seller Option Agreement, and the Stockholders Agreement; and

          (n) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required in order to effect the transactions contemplated hereby, will be reasonably satisfactory in form and substance to the Buyer and its counsel.

The Buyer may waive any condition specified in this Section 7.01 if it executes a writing so stating and delivers it to the Seller at or prior to the Closing.

     Section     7.02          Conditions to Obligation of the Seller.

     The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a)       the representations and warranties of the Buyer set forth in
               Article III above shall be true and correct in all material respects at and as of the Closing Date, the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, and the Buyer shall have delivered a certificate to the Seller representing and warranting that this condition is fully satisfied without exception;

          (b) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (c) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Seller shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 2.03 above;

          (d) the Parties shall have entered into the Transition Services Agreement, and the same shall be in full force and effect;

          (e) the Seller shall have received from Kirkland & Ellis, counsel to the Buyer, an opinion in substance as set forth in Exhibit E attached hereto, addressed to the Seller, and dated as of the Closing Date;

          (f) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby, will be satisfactory in form and substance to the Seller and its counsel;

          (g) Holdings shall have issued 500 shares of its Class C Preferred Stock, all such shares to be fully vested upon issuance, to a group of employees of the Company identified by the chief executive officer of the Company in writing prior to the Closing Date solely in consideration for services to be rendered, with no cash or other property having been contributed by any such employee to Holdings, the Buyer or to the Company in exchange for any stock of Holdings;

          (h) Holdings shall have entered into the Contingent Seller Option Agreement, the Primary Seller Option Agreement, and the Stockholders Agreement and Buyer shall have issued the Seller Note; and

          (i)       the  Company   shall  have  entered   into  the   Collateral
               Assignment of Leases.

The Seller may waive any condition specified in this Section 7.02 if it executes a writing so stating and delivers it to the Buyer at or prior to the Closing.


                                  ARTICLE VIII
                    REMEDIES FOR BREACHES OF THIS AGREEMENT

     Section     8.01          Survival of Representations and Warranties.

     All of the  representations  and  warranties  of the  Seller  set  forth in
Article IV above (other than in Section 4.11, Section 4.24, or Section 4.26 thereof) shall survive the Closing hereunder, even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing, and continue in full force and effect for a period of eighteen months thereafter. The representations and warranties of the Seller set forth in
Section 4.11, Section 4.24, and Section 4.26 above shall survive the Closing hereunder, even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing, and continue in full force and effect for a period of (i) ninety days following the expiration of the applicable statute of limitations, (ii) three years thereafter, and (iii) three years thereafter, respectively. All of the representations and warranties of the Seller set forth in Article II above and all of the representations and warranties of the Buyer set forth in Article III above shall survive the Closing hereunder, even if the Buyer (with respect to representations and warranties of the Seller set forth in Article II above) or the Seller (with respect to representations and warranties of the Buyer set forth in Article III above) knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing, and continue in full force and effect for a period of eighteen months thereafter; provided, that the representations and warranties of the Seller set forth in Section 2.06 above shall survive the Closing hereunder, even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing, and continue in full force and effect for a period of ninety days following the applicable statute of limitations.

     Section     8.02          Indemnification Provisions for Benefit of the
                               Buyer.

     (a) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period with respect to such representations and warranties of the Seller pursuant to Section 8.01 above, provided that the Buyer makes a written claim for indemnification against the Seller within such survival period, then the Seller agrees to indemnify each of Holdings, the Buyer and their respective Affiliates, officers, directors, agents, and representatives (collectively the "Buyer Indemnified Parties") from and against the entirety of any Adverse Consequences that such Buyer Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that such Buyer Indemnified Parties may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (b) The Seller shall not have any obligation to indemnify the Buyer Indemnified Parties from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any set of related facts comprising a breach of one or more of the representations and warranties of the Seller contained in Article II or Article IV above (other than in Section
2.06 or Section 4.11 above), unless such Buyer Indemnified Parties have suffered such Adverse Consequences in excess of a $500,000 aggregate deductible, at which point the Seller will be obligated, subject to the provisions of Section 8.02(d), to indemnify the Buyer Indemnified Parties from and against further such Adverse Consequences.

     (c) In addition, the Seller agrees to indemnify the Buyer Indemnified Parties from and against the first $500,000 of Adverse Consequences, plus one-half of any Adverse Consequences in excess of $1,000,000, in each case that the Buyer Indemnified Parties may suffer in the aggregate resulting from, arising out of, relating to, in the nature of, or caused by the failure of the Seller to obtain prior to the Closing Date any of the landlord (and sublandlord) consents that are required in connection with the transactions contemplated by this Agreement; provided, however, that the Buyer shall use its reasonable efforts to mitigate the amount of any Adverse Consequences that the Buyer Indemnified Parties may suffer with respect to any failure of the Seller to obtain any such consent; and provided further that the Buyer must make a written claim for any such indemnification against the Seller within a survival period of eighteen months after the Closing as described above in Section 8.02(a). The Seller also agrees to indemnify the Buyer Indemnified Parties from and against the entirety of any Adverse Consequences that such Buyer Indemnified Parties may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the specific matters identified on Exhibit F attached hereto;
provided, that the Seller shall have the right to defend those matters identified under items 1 and 3 of Exhibit F without regard to the provisions of clauses (i), (ii), and (iii) of Section 8.04(b).

    (d) There will be a $20,000,000 aggregate ceiling on the obligation of the Seller to indemnify the Buyer Indemnified Parties against Adverse Consequences pursuant to this Section 8.02; provided, however, that this $20,000,000 ceiling will not apply with respect to the provisions of Article IX below.

     Section     8.03          Indemnification Provisions for Benefit of the
                               Seller.

    (a) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period with respect to such representations and warranties of the Buyer pursuant to Section 8.01 above, provided that the Seller makes a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify each of the Seller and its Affiliates, officers, directors, agents, and representatives (collectively the "Seller Indemnified Parties") from and against the entirety of any Adverse Consequences that such Seller Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that such Seller Indemnified Parties may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (b) The Buyer shall not have any obligation to indemnify the Seller Indemnified Parties from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any set of related facts comprising a breach of one or more of the representations and warranties of the Buyer contained in Article III above (other than Section 3.02 insofar as it relates to the inapplicability of the Hart-Scott-Rodino Act to the transactions contemplated hereby), unless such Seller Indemnified Parties have suffered such Adverse Consequences in excess of a $500,000 aggregate deductible, at which point the Buyer will be obligated, subject to the provisions of Section 8.03(d), to indemnify the Seller Indemnified Parties from and against further such Adverse Consequences.

     (c) The Buyer also agrees to indemnify the Seller Indemnified Parties from and against the entirety of any Adverse Consequences that such Seller Indemnified Parties may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Seller guaranteeing the obligations of the Company and its Subsidiaries under the Guaranteed Leases and the BNB Guaranty following the Closing.

     (d) There will be a $20,000,000 aggregate ceiling on the obligation of the Buyer to indemnify the Seller Indemnified Parties against Adverse Consequences pursuant to this Section 8.03; provided, however, that this $20,000,000 ceiling will not apply with respect to the provisions of Section 8.03(c) above or
Article IX below.

     Section     8.04          Matters Involving Third Parties.

          (a) If any third party shall notify either Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this
               Article VIII, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced by the delay.

          (b) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.04(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).

          (d) In the event any of the conditions in Section 8.04(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may in good faith deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the
               Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the full extent provided in this Article VIII.

     Section     8.05          Determination of Adverse Consequences.

     In determining Adverse Consequences for purposes of this Article VIII, the Parties shall disregard (i) any qualifications as to materiality set forth in
Article  IV above  and (ii) the  limitations  and  qualifications  set  forth in
Section 4.11(k) above. All indemnification payments under this Article VIII shall be deemed adjustments to the Purchase Consideration.

     Section     8.06          Recoupment Under Seller Note.

     The Buyer shall have the option of recouping all or any part of any Adverse Consequences (as (x) agreed to by the Seller or (y) finally determined in a final non-appealable order of a court of competent jurisdiction entered in an action, suit or proceeding in which a Buyer Indemnified Party and the Seller are parties) it may suffer (in lieu of seeking any indemnification to which it is entitled under this Article VIII) by notifying the Seller that the Buyer is reducing the principal amount outstanding under the Seller Note. This shall affect the timing and amount of payments required under the Seller Note in the same manner as if the Buyer had made a permitted prepayment (without premium or penalty) thereunder.

     Section     8.07          Other Indemnification Provisions.

     The Parties agree and acknowledge that, other than with respect to fraud by the Seller or the Buyer (as the case may be) (including with respect to (x) fraud in the inducement by the Seller or the Buyer (as the case may be) or (y) similar or related fraud theories advanced by the Seller or the Buyer (as the case may be)), the foregoing indemnification provisions of this Article VIII shall constitute the sole and exclusive rights and remedies of the Parties under this Agreement for any inaccuracies in or breaches of any representations or warranties, or any breach or failure to perform any covenants hereunder.


                                   ARTICLE IX
                                   TAX MATTERS

     The following provisions shall govern the allocation of responsibility between the Buyer and the Seller for certain Tax matters following the Closing
Date:

     Section     9.01          Tax Sharing Agreements.

     Any Tax sharing arrangement between any member of the Seller Group and any of the Company and its Subsidiaries is terminated as of the Closing Date and will have no further effect, and neither the Seller, on the one hand, nor the Company and its Subsidiaries, on the other, shall have any Liability to the other after the Closing in respect of any such arrangement

     Section     9.02          Taxes of Other Persons.

     The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Company and its Subsidiaries for the Taxes of any Person other than any of the Company and its Subsidiaries (a) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), (b) as a transferee or successor, (c) by contract, or (d) otherwise.

     Section     9.03          Seller Group Tax Returns.

     The Seller will (a) include the income of the Company and its Subsidiaries (including any deferred income triggered into income by Reg. Section 1.1502-13 and Reg. Section 1.1502-14 and any excess loss accounts taken into income under Reg. Section 1.1502-19) on the Seller's consolidated federal income Tax Returns, as well as all state and local Tax Returns which it files on a consolidated, combined, or unitary basis and which include the Company and its Subsidiaries, for all periods through the Closing Date and (b) pay any Taxes attributable to such income. The Buyer will furnish Tax information to the Seller for inclusion in such Tax Returns for the period which includes the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. The Seller will allow the Buyer an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Company and its Subsidiaries. The Seller will take no position on such returns that relate to the Company and its Subsidiaries that would adversely affect the Company and its Subsidiaries after the Closing Date; provided, however, that the Seller may take positions on returns that are consistent with the prior practice of the Company and its Subsidiaries; and, provided, further, that the Seller will not be required to take any position that is contrary to applicable laws, rules and regulations. The income of the Company and its Subsidiaries will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company and its Subsidiaries as of the end of the Closing Date.

     Section     9.04          Tax Returns to be Filed by the Buyer.

     The Buyer shall prepare and file all Tax Returns for the Company and its Subsidiaries which are to be filed after the Closing Date, other than income Tax Returns with respect to periods for which a consolidated, unitary, or combined income Tax Return of the Seller will include the operations of the Company and its Subsidiaries. The Seller will furnish Tax information to the Buyer for inclusion in such Tax Returns as required for the period through the Closing Date. The Buyer will allow the Seller an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate in whole or in part to the period through the Closing Date. The Buyer will take no position on any Tax Return (including any amended return) to the extent that any such Tax Return relates to the Company and its Subsidiaries that would adversely affect the Seller after the Closing Date, provided, however, that the Buyer may take positions on any such return that are consistent with the prior practice of the Company and its Subsidiaries, and, provided, further, that the Buyer will not be required to take any position that is contrary to applicable laws, rules and regulations. The Seller shall reimburse the Buyer, by the later of (a) 15 days after receiving such Tax Return or (b) two days before the due date for the Taxes shown on such Tax Return, for the portion of such Taxes relating to the portion of any taxable period ending on or before the Closing Date. For purposes of this Section 9.04, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Tax not based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed to be the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the Company and its Subsidiaries.

     Section     9.05          Cooperation on Tax Matters.

     Each Party shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Article IX and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention, and upon request the provision, of records and information which are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of the Parties agrees to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations for the respective taxable periods (and any extensions thereof of which it has received notice), to abide by all record retention agreements entered into with any taxing authority, to give the other Party reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if the other Party so requests, to allow the other Party to take possession of such books and records rather than destroying or discarding them. Each Party further agrees, upon request, to use its reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby). Each Party further agrees, upon request, to provide the other Party with all information that the requesting Party may be required to report pursuant to Code Section 6043 and all Treasury Department Regulations promulgated thereunder.

     Section     9.06          Audits.

     The Seller will allow the Buyer and its counsel to participate in any audits of a Seller Group Tax Return to the extent that such return relates to any of the Company and its Subsidiaries. The Seller will not settle any such audit in a manner which would adversely affect the Company and its Subsidiaries after the Closing Date without the prior written consent of the Buyer (not to be unreasonably withheld).

     Section     9.07          Carrybacks.

     To the extent permitted by law, the Buyer shall cause the Company and its Subsidiaries to carry forward any net operating losses, net capital losses, tax credits, or other tax attributes attributable to periods after the Closing. To the extent that applicable law requires the Company or any of its Subsidiaries to carry back any such Tax attribute to a period before Closing, the Seller shall cooperate with the Company and its Subsidiaries in the filing of any Tax Returns necessary to effect such carryback and shall promptly upon receipt pay to the Buyer any Tax refund resulting from such carryback. The Buyer agrees to indemnify the Seller for any Taxes (including interest at the statutory rate fo deficiencies from the date of refund to the Buyer to the date of repayment to the Seller) resulting from the disallowance of such postacquisition Tax attribute on audit or otherwise. The Seller may elect to reimburse the Buyer for any refund that would have resulted from any carryback in lieu of amending any Tax Return or filing any refund claims provided in this Section 9.07.

     Section     9.08          Retention of Carryovers

     The Seller will elect to retain any net operating loss carryovers or capital loss carryovers of the Company and its Subsidiaries under Reg. Section 1.1502-20(g).

     Section     9.09          Certain Taxes on the Transaction.

     All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall be paid by the Seller when due, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, the Buyer will join in the execution of any such Tax Returns and other documentation.

     Section     9.10          Intended Treatment of the Transaction.

     The Parties intend that the transaction contemplated by this Agreement be treated for tax purposes as a sale of the stock of the Company by the Seller to the Buyer in which gain or loss is recognizable by the Seller and in which Buyer takes a cost basis for its stock in the Company.


                                    ARTICLE X
                                   TERMINATION

     The Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing or, if the Closing shall not have occurred on or before August 31,1999 for any reason, either Party may terminate this Agreement unilaterally. Upon any termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate without any Liability of either Party to the other Party; provided, however, that termination will not extinguish any Liability of either Party for any breach of this Agreement prior to such termination of this Agreement pursuant to the terms and conditions of this Article X.


                                   ARTICLE XI
                                  DEFINITIONS

     "Acceleration Event" means (i) the exercise by the Senior Lender of its rights, as Agent, to declare all or any portion of the Obligations to be immediately due and payable or (ii) all Obligations becoming immediately due and payable, in each case pursuant to the terms and conditions of Section 8.3 of the Senior Credit Agreement.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company (i) acquires for cash any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires for cash (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated  Group" means any  affiliated  group within the meaning of Code
Section 1504(a) or, as applicable, any consolidated, combined, or unitary group defined under a provision of state, local, or foreign law.

     "Agent"  has the  meaning  assigned  to  such  term  in the  Senior  Credit
Agreement.

     "Agreement" has the meaning set forth in the preface above.

     "Anticipated Repayment" means the delivery of a Funding Notice by the Buyer to the Seller at a time or under circumstances that indicate that any Note Proceeds resulting from the delivery of such Funding Notice will inevitably be used by the Company to repay the Obligations upon the end of the Original Term or upon the Termination Date

     "Audited Financial Statements" has the meaning set forth in Section 4.07 above.

     "Availability" shall mean the undrawn portion of the "Maximum Revolving Loan Amount" (as such term is defined under the Senior Credit Agreement).

     "Bankruptcy" means the happening of any of the following events: (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter amended, and such proceeding or petition shall continue undismissed for 90 days from the date of such involuntary filing or involuntary petition; or
(ii) the Company voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended.

     "Benefit Arrangement" means any employment, consulting, severance, or other similar contract, arrangement, or policy, and each plan, arrangement, program, agreement, or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, retirement benefits, or life, health, disability, or accident benefits (including any "voluntary employees' beneficiary association" as defined in
Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits, which is not an Employee Welfare Benefit Plan, an Employee Pension Benefit Plan, or a Multiemployer Plan.

     "BNB Guaranty" means the obligations of the Seller arising under the terms and conditions of the Second Amended and Restated Guaranty Agreement, dated as of January 26, 1999, by and between the Seller in favor of Beneficial National Bank USA.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Employee Plans" has the meaning set forth in Section 6.09(d) above.

     "Buyer  Indemnified  Parties"  has the  meaning  set forth in Section  8.02 above.

     "Buyer's 401(k) Plan" has the meaning set forth in Section 6.09(e) above.

     "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP and applied in a manner consistent with that used in preparing the financial statements of such Person.

     "Cash Consideration" has the meaning set forth in Section 1.02 above.

     "Class B Common" means Holdings's Class B Common Stock, par value $0.01 per share.

     "Class C Preferred Stock" means Holdings's junior 13.0% Class C Preferred Stock, par value $100 per share.

     "Closing" has the meaning set forth in Section 1.03 above.

     "Closing Date" has the meaning set forth in Section 1.03 above.

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral  Assignment of Leases" means the Indemnification  Agreement and

Collateral Assignment of Leases, dated as of the Closing Date, by and between the Company and the Seller, and substantially in the form of Exhibit J attached hereto.

     "Company" has the meaning set forth in the preface above.

     "Company Fire" means that certain fire that occurred in February 1999 at the Company's distribution center located at Greensboro, North Carolina.

     "Company Plans" has the meaning set forth in Section 6.09(c) above.

     "Company Share" means any share of the Common Stock, par value $0.01 per share, of the Company.

     "Confidentiality Agreement" means that certain letter agreement, dated as of February 1, 1999, by and between Citicorp Venture Capital, Ltd. and Salomon Smith Barney Inc. on behalf of the Seller.

     "Confidential Information" means any information concerning exclusively the businesses and affairs of the Company and its Subsidiaries (even if such information is contained in any Records that contains information relating to the Seller) that is not already, or does not in the future become, generally available to the public other than as a result of a disclosure of such information by the recipient of such information or any of its agents or representatives.

     "Contingent Seller Option" means, collectively, one or more stock purchase warrants exercisable for 55,556 shares of Class B Common at $0.98 per share of Class B Common, issued by Holdings to the Seller on the Closing Date pursuant to the Contingent Seller Option Agreement, and having terms substantially similar to those set forth on Exhibit G attached hereto.

     "Contingent Seller Option Agreement" means the Contingent Seller Option Agreement, dated as of the Closing Date, by and between Holdings and the Seller, and having terms substantially similar to those set forth on Exhibit G attached hereto, as the same may be amended, modified, or restated from time to time in accordance with its terms.

     "Controlled Group" has the meaning set forth in Code Section 1563.

     "Deferred  Intercompany  Transaction"  has the  meaning  set  forth in Reg.
Section 1.1502-13.

     "Disclosure Schedule" has the meaning set forth in Article IV above.

     "Draft Audited  Financial  Statements" has the meaning set forth in Section
4.07 above.

     "Employee" means any employee of the Company.

     "Employee Benefit Plan" means any Benefit Arrangement,  Multiemployer Plan,

Employee Pension Benefit Plan, or Employee Welfare Benefit Plan.

     "Employee Pension Benefit Plan" means any "employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer Plan).

     "Employee Welfare Benefit Plan" means any "employee welfare benefit plan," as defined in Section 3(1) of ERISA.

     "Environmental, Health, and Safety Requirements" shall mean all applicable federal, state, local and foreign statutes, regulations, ordinances and other governmental provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means each entity which is treated as a single employer with another entity for purposes of Code Section 414.

     "Excess Loss Account" has the meaning set forth in Reg. Section 1.1502-19.

     "Extended Term" has the meaning set forth in Section 6.08 above.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Financial Statement" has the meaning set forth in Section 4.07 above.

     "Funded Debt" means, as of any date, without duplication, the aggregate amount of all obligations due as of such date under indebtedness for borrowed money and capitalized leases (as determined in accordance with GAAP), including any guarantees of the same, including all obligations for principal, interest, premiums, fees, expenses, overadvances, overdrafts, breakage costs, and indemnities due as of such date thereunder.

     "Funding Amount" has the meaning set forth in Section 6.06 above.

     "Funding Notice" has the meaning set forth in Section 6.06 above.

     "Funding Trigger" has the meaning set forth in Section 6.06 above.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Greensboro Receivable" has the meaning set forth in Section 1.05 above.

     "Guaranteed Lease" has the meaning set forth in Section 6.08 above.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Heller Credit Facility" means the Company's $76.0 million credit facility, as evidenced by the Senior Credit Agreement.

     "Heller Financing Proposal" means that certain term sheet of the Senior Lender in respect of the Senior Credit Agreement and attached hereto as Exhibit I.

     "Holdings" means Rhodes Holdings, Inc., a Delaware corporation.

     "Indemnified Party" has the meaning set forth in Section 8.04 above.

     "Indemnifying Party" has the meaning set forth in Section 8.04 above.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and processes, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "License Agreement" means the License Agreement, dated as of the Closing Date, by and between the Seller and the Buyer, as the same may be amended, modified, or restated from time to time in accordance with its terms.

     "Material Adverse Effect" has the meaning set forth in Section 4.01 above.

     "Maximum Amount" has the meaning set forth in Section 6.06 above.

     "Most  Recent  Balance  Sheet" has the  meaning  set forth in Section  4.07 above.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 4.07 above.

     "Multiemployer  Plan"  mean any  "multiemployer  plan," as defined in ERISA
Section 4001(a)(3).

     "New Company Plans" has the meaning set forth in Section 6.09(a) above.

     "Non-Default Revolver Interest Rate" means, with respect to the Revolving Credit Facility, the rate of interest on loans made under such Revolving Credit Facility, prior to the occurrence and continuance of any event that would constitute a default under the terms and conditions of the Senior Credit Agreement.

      "Note Proceeds" means the proceeds received by the Buyer pursuant to the sale by the Buyer to the Seller of a Subordinated PIK Note or a Subordinated Cash Pay Note.

     "Obligations" has the meaning assigned to such term in the Senior Credit Agreement.

     "Officers" means those officers of the Company and its Subsidiaries listed on Exhibit H attached hereto.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Original Term" has the meaning assigned to such term in the Senior Credit Agreement.

     "Outstanding Obligations" has the meaning set forth in Section 6.06 above.

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PCB Containing Equipment" has the meaning set forth in Section 4.26(d) above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Primary Seller Option" means, collectively, one or more stock purchase warrants exercisable for 50,000 shares of Class B Common at $2.00 per share of Class B Common, issued by Holdings to the Seller on the Closing Date pursuant to the Primary Seller Option Agreement, and having terms substantially similar to those set forth on Exhibit G attached hereto.

     "Primary Seller Option Agreement" means the Primary Seller Option Agreement, dated as of the Closing Date, by and between Holdings and the Seller, and having terms substantially similar to those set forth on Exhibit G attached hereto, as the same may be amended, modified, or restated from time to time in accordance with its terms.

     "Prohibited Transaction" means any non-exempt prohibited transaction within the meaning of ERISA Section 406 and Code Section 4975.

     "Purchase Consideration" has the meaning set forth in Section 1.02 above.

     "Records" shall have the meaning set forth in Section 6.01 above.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "RoomStores" means The RoomStores, a business segment of Seller.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, and (e) easements, covenants or other restrictions that do not impair, in any material respect, the current use, occupancy, value or marketability of title of the property subject thereto.

     "Seller" has the meaning set forth in the preface above.

     "Seller Group" means any Affiliated Group of which the Seller is or has been the common parent and which includes or has included the Company or any of its Subsidiaries.

     "Seller  Indemnified  Parties"  has the meaning  set forth in Section  8.03 above.

     "Seller Note" means that certain promissory note of the Buyer to be issued to the Seller in the original principal amount of Forty Million Dollars ($40,000,000.00), substantially in the form attached hereto as Exhibit A.

     "Seller's 401(k) Plan" has the meaning set forth in Section 6.09(e) above.

     "Senior Credit Agreement" means that certain Senior Credit Agreement, dated as of the Closing Date, by and between the Company and the Senior Lender.

     "Senior Lender" means Heller Financial, Inc., as Agent and as Lender under the terms and conditions of the Senior Credit Agreement.

     "Stockholders Agreement" means the Stockholders Agreement, dated as of the Closing Date, by and among Holdings, the Seller, and certain other parties thereto, and having terms substantially similar to those set forth on Exhibit G attached hereto, as the same may be amended, modified, or restated from time to time in accordance with its terms.

     "Subordinated Cash Pay Note" means, in respect of a Funding Notice delivered by the Buyer to the Seller pursuant to Section 6.06 above, a promissory note of the Buyer due on December 31, 2004 in an original principal amount equal to the Funding Amount specified in such Funding Notice, bearing cash interest at a rate equal to the Non-Default Revolver Interest Rate, and containing terms identical to the Seller Note in all other respects (except as modified to incorporate the terms of Section 6.06 above).

     "Subordinated PIK Note" means, in respect of a Funding Notice delivered by the Buyer to the Seller pursuant to Section 6.06 above, a promissory note of the Buyer due on December 31, 2004 in an original principal amount equal to the Funding Amount specified in such Funding Notice, bearing interest at a rate equal to (x) 10.0% (if the issuer of such promissory note elects to defer the payment of interest on any interest payment date pursuant to the terms and conditions of such promissory note) or (y) 9.5% (if the issuer of such promissory note elects to pay interest on any interest payment date in cash pursuant to the terms and conditions of such promissory note), and containing terms identical to the Seller Note in all other respects (except as modified to incorporate the terms of Section 6.06 above).

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Date" has the meaning assigned to such term in the Senior Credit Agreement.

     "Third Party Claim" has the meaning set forth in Section 8.04 above.

     "Title Insurance" has the meaning set forth in Section 5.07 above.

     "Total Availability" means, as of any date of determination, the sum of (i) average Availability for the one hundred eighty (180) day period immediately preceding the date of determination, and (ii) cash and cash equivalents of the Company.

     "Transfer Date" has the meaning set forth in Section 6.09(f) above.

     "Transition Services Agreement" has the meaning set forth in Section 7.01(d) above.

     "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities of the Company utilized by, and material to the business operations or financial condition of the Company, are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000.


                                   ARTICLE XII
                                  MISCELLANEOUS

     Section     12.01          Press Releases and Public Announcements.

     Neither Party shall issue any press release, make any public announcement, or make any announcement to employees relating to this Agreement and the transactions contemplated hereby without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     Section     12.02          No Third-Party Beneficiaries.

     This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     Section     12.03          Entire Agreement.

     This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they also concerned the subject matter hereof.

     Section     12.04          Succession and Assignment.

     This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder (x) to one or more of its Affiliates, (y) to any subsequent purchaser of the Company, and (z) as collateral security in connection with the transactions contemplated by the Heller Financing Proposal (provided, that in connection with such collateral security, the Seller shall be entitled to deal exclusively with the Buyer as to any matters arising under this Agreement until such time as the Seller receives written notice that the Senior Lender is exercising its remedies following an event of default under the terms and conditions of such collateral security) and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer shall nonetheless remain responsible for the performance of all of its obligations hereunder).

     Section     12.05          Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section     12.06          Headings.

     The  section  headings   contained  in  this  Agreement  are  inserted  for
convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.

     Section     12.07          Notices.

     All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Seller:

            Heilig-Meyers Company
            12560 West Creek Parkway
            Richmond, VA  23238
            Attention:  Roy Goodman
            Facsimile:  804.784.7931

      Copy to:

            McGuire, Woods, Battle & Boothe LLP
            One James Center
            Richmond, VA  23219
            Attention:  Joseph C. Carter III, Esq.
                        David W. Robertson, Esq.
            Facsimile:  804.775.1061

      If to the Buyer:

            Rhodes Holdings, Inc.
            c/o Heilig-Meyers Company
            12560 West Creek Parkway
            Richmond, VA 23238
            Attention:  Joel Dugan
            Facsimile:  804.784.7945

      Copies to:

            LifeStyle Furnishings International Ltd.
            4000 Lifestyle Court
            High Point, NC 27265
            Attention:  Douglas C. Barnard
            Facsimile:  336.878.7008

            and

            Citicorp Venture Capital, Ltd.
            399 Park Avenue, 14th Floor
            New York, NY 10022
            Attention:  M. Saleem Muqaddam
            Facsimile:  212.888.2940

            and

            Kirkland & Ellis
            Citicorp Center
            153 East 53rd Street
            New York, NY  10022
            Attention:  Kirk A. Radke, Esq.
            Facsimile:  212.446.4900

     Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     Section     12.08          Governing Law.

     This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section     12.09          Amendments and Waivers.

     No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder, or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Section     12.10          Severability.

     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section     12.11          Expenses.

     Except as otherwise provided in this Agreement, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Except as otherwise provided herein, the Seller agrees that none of the Company and its Subsidiaries has borne or will bear any of the Seller's costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     Section     12.12          Construction.

     The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     Section     12.13          Incorporation by Reference.

     The Exhibits and the Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

     Section     12.14          Specific Performance.

     Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     Section     12.15          Service of Process.

     Either Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 12.07 above. Nothing in this
Section 12.15, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          RHODES HOLDINGS, INC.

                                          By: /s/ William Kimbrell
                                             ---------------------------
                                          Title:  President
                                             ---------------------------


                                          HEILIG-MEYERS COMPANY

                                          By:  /s/ Roy B. Goodman
                                             ----------------------------
                                          Title: Executive Vice President
                                             ----------------------------

                                          RHODES HOLDINGS II, INC.


                                          By:  /s/ William Kimbrell
                                             ---------------------------
                                          Title:  President
                                             ---------------------------